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                                                                  Exhibit 10(hh)

December 15, 2004

Mr. Kenneth R. Rieth
President
Riviera Tool Company
5460 Executive Parkway S.E.
Grand Rapids, MI 49512-5507

RE: FORBEARANCE AGREEMENT ("FORBEARANCE AGREEMENT") AMONG COMERICA BANK ("BANK") AND RIVIERA TOOL COMPANY ("BORROWER") DATED NOVEMBER 16, 2004

Dear Mr. Rieth:

Borrower has requested that Bank extend its forbearance under the Forbearance Agreement to December 22, 2004.

Subject to timely, written acceptance by Borrower of the following conditions in this first amendment to the Forbearance Agreement ("First Amendment"), Bank is willing to continue to forbear until December 22, 2004, subject to earlier termination as provided below, from further action to collect the Liabilities:

Future administration of the Liabilities and the financing arrangements between Bank and Borrower shall continue to be governed by the covenants, terms and conditions of the Forbearance Agreement and the other Loan Documents, which are ratified and confirmed and incorporated by this reference, except to the extent that the Forbearance Agreement and the other Loan Documents have been superseded, amended, modified or supplemented by this First Amendment or are inconsistent with this First Amendment, then this First Amendment shall govern. Borrower acknowledges Bank is under no obligation to advance funds or extend credit to Borrower under the Loan Documents, or otherwise.

This First Amendment shall be governed and controlled in all respects by the laws of the State of Michigan, without reference to its conflict of law provisions, including interpretation, enforceability, validity and construction. Bank expressly reserves the right to exercise any or all rights and remedies provided under the Forbearance Agreement and the other Loan Documents and applicable law except as modified herein. Bank's failure to exercise immediately such rights and remedies shall not be construed as a waiver or modification of those rights or an offer of forbearance.

This First Amendment will inure to the benefit of Bank and all its past, present and future parents, subsidiaries, affiliates, predecessors and successor corporations and all of their subsidiaries and affiliates.

Bank anticipates that discussions addressing the Liabilities may take place in the future. During the course of such discussions, Borrower and Bank, may touch upon and possibly reach a preliminary understanding on one or more issues prior to concluding negotiations. Notwithstanding this fact and absent an express written waiver by Bank, Bank will not be bound by an agreement on any individual issues unless and until an agreement is reached on all issues and such agreement is reduced to writing and signed by Borrower and Bank.

As of the date of this First Amendment, there are no other offers outstanding from Bank to Borrower. Any prior offer by Bank, whether oral or written is hereby rescinded in full. There are no oral agreements between Bank and Borrower; any agreements concerning the Liabilities are expressed only in the Forbearance Agreement and the other Loan Documents. The duties and obligations of Borrower and Bank shall be only as set forth in the Forbearance Agreement, the other Loan Documents and this First Amendment, when executed by all parties.

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Borrower acknowledges that it has reviewed (or has had the opportunity to review) this First Amendment with counsel of its choice and has executed this First Amendment of its own free will and accord and without duress or coercion of any kind by Bank or any other person or entity.

BORROWER AND BANK ACKNOWLEDGE AND AGREE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS FIRST AMENDMENT, THE FORBEARANCE AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE LIABILITIES.

DEFAULTS HAVE OCCURRED UNDER THE LOAN DOCUMENTS. BORROWER, TO THE FULLEST EXTENT ALLOWED UNDER APPLICABLE LAW, WAIVES ALL NOTICES THAT BANK MIGHT BE REQUIRED TO GIVE BUT FOR THIS WAIVER, INCLUDING ANY NOTICES OTHERWISE REQUIRED UNDER SECTION 6 OF ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE AS ENACTED IN THE STATE OF MICHIGAN OR THE RELEVANT STATE CONCERNING THE APPLICABLE COLLATERAL (AND UNDER ANY SIMILAR RIGHTS TO NOTICE GRANTED IN ANY ENACTMENT OF REVISED ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE). FURTHERMORE, BORROWER WAIVES (A) THE RIGHT TO NOTIFICATION OF DISPOSITION OF THE COLLATERAL UNDER Section 9-611 OF THE UNIFORM COMMERCIAL CODE, (B) THE RIGHT TO REQUIRE DISPOSITION OF THE COLLATERAL UNDER
Section 9-620(E) OF THE UNIFORM COMMERCIAL CODE, AND (C) ALL RIGHTS TO REDEEM ANY OF THE COLLATERAL UNDER Section 9-623 OF THE UNIFORM COMMERCIAL CODE.

BORROWER HEREBY WAIVES, DISCHARGES AND FOREVER RELEASES BANK, BANK'S EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, STOCKHOLDERS, AFFILIATES AND SUCCESSORS AND ASSIGNS, FROM AND OF ANY AND ALL CLAIMS, CAUSES OF ACTION, DEFENSES, COUNTERCLAIMS OR OFFSETS AND/OR ALLEGATIONS BORROWER MAY HAVE OR MAY HAVE MADE OR WHICH ARE BASED ON FACTS OR CIRCUMSTANCES ARISING AT ANY TIME UP THROUGH AND INCLUDING THE DATE OF THIS FIRST AMENDMENT, WHETHER KNOWN OR UNKNOWN, AGAINST ANY OR ALL OF BANK, BANK'S EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, STOCKHOLDERS, AFFILIATES AND SUCCESSORS AND ASSIGNS.

This First Amendment may be executed in counterparts and delivered by facsimile and the counterparts and/or facsimiles, when properly executed and delivered by the signing deadline, will constitute a fully executed complete agreement.

Borrower shall properly execute this First Amendment and deliver same to the undersigned by no later than 5:00 p.m. on December 15, 2004.

Bank reserves the right to terminate its forbearance prior to December 22, 2004, in the event of any new defaults under the Loan Documents, defaults under the Forbearance Agreement or this First Amendment, in the event of further deterioration in the financial condition of Borrower or further deterioration in Bank's collateral position, and/or in the event Bank, for any reason, believes that the prospect of payment or performance is impaired.

Very truly yours,

Thomas J. Stritzinger
Vice President - AGM
Middle Market Banking
99 Monroe Avenue, NW
Grand Rapids, MI 49503
(616) 776-6375
Fax: (616) 776-7885

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ACKNOWLEDGED AND AGREED:

      "BORROWER"

RIVIERA TOOL COMPANY

By:                                          Date:
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